                                                         Exhibit No. EX-99(1)(a)

                            ARTICLES OF INCORPORATION
                                       OF
                VOYAGEUR MINNESOTA MUNICIPAL INCOME FUND II, INC.

     For the purpose of forming a Minnesota business corporation pursuant to the provisions  of Minnesota  Statutes,  Chapter  302A,  as now enacted or hereafter amended, the following Articles of Incorporation are adopted:

                                   ARTICLE 1

     The name of this  corporation is Voyageur  Minnesota  Municipal Income Fund
II, Inc.

                                   ARTICLE 2

     This  corporation  shall  have  general  business  purposes  and shall have unlimited power to engage in and do any lawful act concerning any and all lawful businesses for which corporations may be organized under the Minnesota Statutes,
Chapter 302A. Without limiting the generality of the foregoing, this corporation shall have specific power:

          (a) To  conduct,  operate  and carry on the  business  of a  so-called
     "closed-end" management investment company pursuant to applicable state and federal  regulatory  statutes,  and exercise all the powers  necessary  and appropriate to the conduct of such operations.

          (b) To purchase, subscribe for, invest in or otherwise acquire, and to own,  hold,  pledge,  mortgage,  hypothecate,  sell,  possess,  transfer or otherwise  dispose of, or turn to account or realize  upon,  and  generally deal in, all forms of securities of every kind, nature, character, type and form,  and  other  financial  instruments  which  may not be  deemed  to be securities,  including  but not  limited to futures  contracts  and options thereon.  Such securities and other  financial  instruments may include but are not  limited  to  shares,  stocks,  bonds,  debentures,  notes,  scrip,
     participation  certificates,   rights  to  subscribe,   warrants,  options,
     certificates  of  deposit,  bankers'  acceptances,  repurchase  agreements,
     commercial   paper,   chooses  in  action,   evidences   of   indebtedness,
     certificates of indebtedness  and certificates of interest of any and every kind and nature whatsoever,  secured and unsecured, issued or to be issued, by any corporation, company, partnership (limited or general), association, trust,  entity or person,  public or private,  whether  organized under the laws  of the  United  States,  or any  state,  commonwealth,  territory  or possession  thereof, or organized under the laws of any foreign country, or any state,  province,  territory or possession  thereof, or issued or to be issued by the United  States  government  or any agency or  instrumentality thereof, and futures contracts and options thereon.

          (c) In the above  provisions of this Article 2, purposes shall also be construed as powers and powers shall also be construed as purposes, and the enumeration of specific  purposes or powers shall not be construed to limit other  statements  of  purposes or to limit  purposes  or powers  which the corporation may otherwise have under  applicable law, all of the same being separate and  cumulative,  and all of the same may be carried on,  promoted and pursued, transacted or exercised in any place whatsoever.

                                   ARTICLE 3

          This corporation shall have perpetual existence.

                                   ARTICLE 4

     The  location  and post  office  address of the  registered  office of this corporation  in Minnesota is 100 South Fifth  Street,  Suite 2200,  Minneapolis,
Minnesota 55402.

                                   ARTICLE 5

     The total number of authorized  shares of this  corporation is 201,000,000, consisting of 1,000,000 shares of preferred stock, par value $.01 per share (the
"Preferred  Stock") and 200,000,000  shares of common stock,  par value $.01 per
share  (the  "Common  Stock").   There  shall  be  no  cumulative   voting.  The
designations  and  powers,  preferences  and  rights,  and  the  qualifications, limitations  and  restrictions  thereof,  of each of the classes of stock of the corporation are as follows:

          (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors may  determine,  as hereinafter  provided.  The  Board of  Directors  is hereby  authorized  by resolution  or  resolutions,  to  provide  from time to time for  series of
     Preferred  Stock out of the shares of Preferred Stock not then allocated to any series of  Preferred  Stock.  Before  any shares of any such  series of
     Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby  expressly  empowered to fix and determine,  by resolution or
     resolutions,   the   designations,   powers,   preferences   and  relative,
     participating,  optional and other special rights, and the  qualifications, limitations  and  restrictions  thereof,  of the  shares  of  such  series, including,  without  limiting the generality of the  foregoing,  any of the following  provisions  with respect to which the Board of  Directors  shall determine to make affirmative provision:

               (i) The  designation  and name of such  series  and the number of shares that shall constitute such series;

               (ii) The dividend rate or rates payable on shares of such series, the date or dates from which such  dividends  shall commence to accrue and the dividend payment dates for such dividends;

               (iii)  Whether  dividends on such series are to be  cumulative or noncumulative,  and the participating or other special rights, if any, with respect to the payment of dividends;

               (iv) Whether such series shall be subject to  redemption  and, if so, the manner of redemption,  the redemption  price or prices and the terms and conditions on which shares of such series may be redeemed;

               (v)  Whether  such  series  shall  have a  sinking  fund or other retirement provisions for the redemption or purchase of shares of such series and, if so, the terms and amount of such sinking fund and other retirement provisions and the extent to which the charges therefor are to have  priority  over the payment of dividends  on, or the making of sinking fund or other like  retirement  provisions  for, shares of any other series or over dividends on the Common Stock;

               (vi) The amounts payable on shares of such series on voluntary or involuntary  dissolution,  liquidation or winding up of the affairs of the  corporation  and the  extent to which  such  payment  shall  have priority  over the payment of any amount on voluntary  or  involuntary dissolution,  liquidation or winding up of affairs of the corporation, on shares of any other series or on the Common Stock;

               (vii) The terms and  conditions,  if any, on which shares of such series may be converted  into, or exchanged  for,  shares of any other series or any class of Common Stock;

               (viii) The extent of the voting powers,  if any, of the shares of such series;

               (ix) The stated value, if any, for the shares of such series, the consideration  for which  shares of such  series may be issued and the amount of such  consideration  that shall be  credited  to the capital account; and

               (x) Any other preferences and relative,  participating,  optional
          or  other  special   rights,   and   qualifications,   limitations  or
          restrictions thereof, of the shares of such series.

     The Board of  Directors  is  expressly  authorized  to vary the  provisions relating to the foregoing matters among the various series of Preferred Stock.

     All shares of the  Preferred  Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable and, if cumulative, shall cumulate.

     Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the corporation  through purchase,  redemption  (whether through the operation of a sinking fund or  otherwise),  conversion,  exchange or otherwise, shall upon appropriate  filing and recording to the extent required by law, have the status of  authorized  and  unissued  shares of  Preferred  Stock and may be reissued  as part of such  series  or as part of any other  series of  Preferred
Stock.  Unless otherwise  provided in the resolution or resolutions of the Board of Directors providing for the issue thereof, the number of authorized shares of stock of any series of Preferred  Stock may be  increased or decreased  (but not
below  the  number  of  shares  thereof  then   outstanding)  by  resolution  or
resolutions  of the Board of Directors and  appropriate  filing and recording to the extent  required  by law. In case the number of shares of any such series of
Preferred Stock shall be decreased, the shares representing such decrease shall, unless  otherwise  provided in the  resolution  or  resolutions  of the Board of
Directors  providing for the issuance  thereof,  resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

          (b) Common Stock.

               (i) Subject to the rights of the holders of the  Preferred  Stock of the corporation,  in the event of the liquidation or dissolution of the corporation,  the holders of the Common Stock shall be entitled to receive pro rata the net distributable assets of the corporation.

               (ii) The holders of shares of the Common Stock shall not, as such holders,  have any right to  acquire,  purchase or  subscribe  for any shares of Common Stock or securities of the  corporation  which it may hereafter  issue  or  sell  (whether  out  of  the  number  of  shares authorized by these  Articles of  Incorporation,  or out of any shares acquired by it after the issuance thereof,  or otherwise),  other than such right,  if any, as the Board of Directors of the  corporation  in its discretion may determine.

               (iii) Subject to the rights of the holders of the Preferred Stock of the corporation,  dividends,  when, as and if declared by the Board of Directors,  shall be shared  equally by the holders of Common Stock on a share for share basis. The Board of Directors may direct that any dividends  so declared  and  distributed  shall be paid in cash to the holder,  or,  alternatively,  may direct  that any such  dividends  be reinvested in full and  fractional  shares of the  corporation if such holder elects to have them reinvested.

               (iv) If any shares of Common  Stock shall have been  purchased or otherwise  reacquired by the  corporation in accordance  with law, all
          shares  so  purchased  or  otherwise   reacquired   shall  be  retired
          automatically,  and such  retired  shares  shall  have the  status  of authorized  but  unissued  shares  of Common  Stock and the  number of authorized  shares of  Common  Stock of the  corporation  shall not be reduced by the number of any shares retired.

               (v)  Shares of  Common  Stock  shall be issued  from time to time either for cash or for such other  consideration  (which may be in any one or more instances certain specified consideration) as the Board of
          Directors, from time to time, may deem advisable, in the manner and to the  extent  now or  hereafter  permitted  by the laws of the State of
          Minnesota and the Investment Company Act of 1940, as amended.

               (vi) The  corporation  may issue  shares of its  Common  Stock in fractional  denominations to the same extent as its whole shares,  and shares in  fractional  denominations  shall be shares of Common  Stock having proportionately to the respective fractions represented thereby all the rights of whole shares,  including,  without  limitation,  the right to vote, the right to receive  dividends and  distributions  and the right to  participate  upon  liquidation of the  corporation,  but excluding the right to receive a certificate  representing  fractional shares.

                                   ARTICLE 6

     The following additional  provisions,  when consistent with law, are hereby established  for the  management  of the business of this  corporation,  for the conduct of the affairs of the  corporation,  and for the  purpose of  describing
certain   specific  powers  of  this   corporation  and  of  its  directors  and
shareholders.

          (a) In  furtherance  and not in limitation of the powers  conferred by statute and  pursuant  to these  Articles  of  Incorporation,  the Board of
     Directors is expressly authorized to do the following:

               (i) To make,  adopt,  alter,  amend and  repeal the Bylaws of the corporation  unless  reserved to the  shareholders by the Bylaws or by the  laws of the  State  of  Minnesota,  subject  to the  power of the shareholders to change or repeal such Bylaws.

               (ii) To distribute,  in its  discretion,  for any fiscal year (in such year or in the next  fiscal  year) as ordinary  dividends  and as capital  gains  distributions,  respectively,  amounts  sufficient  to enable the corporation to qualify under the Internal Revenue Code as a regulated investment company to avoid any liability for federal income tax in respect of such year.

               (iii) To authorize, subject to such vote, consent, or approval of shareholders and other  conditions,  if any, as may be required by any applicable statute, rule or regulation,  the execution and performance by the  corporation  or any agreement or  agreements  with any person, corporation,  association,  company,  trust,  partnership  (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other
          organization   shall   render   managerial,    investment    advisory,
          distribution,  transfer agent, accounting and/or other services to the
          corporation  (including,   if  deemed  advisable,  the  management  or
          supervision of the investment  portfolio of the corporation) upon such terms  and  conditions  as  may  be  provided  in  such  agreement  or agreements.

               (iv) To authorize  any  agreement of the  character  described in subparagraph (iii) of this paragraph (a) with any person, corporation, association, company, trust, partnership (limited or general) or other organization,  although  one or more of the  members  of the  Board of
          Directors or officers of the corporation may be the other party to any such  agreement  or an officer,  director,  employee,  shareholder  or member of such other party, and no such agreement shall be invalidated
          or  rendered   voidable  by  reason  of  the  existence  of  any  such
          relationship.

               (v) To authorize  the issuance  from time to time of any class or series of class of shares of Common Stock or Preferred Stock,  whether
          now  or   hereafter   authorized,   having   such  number  of  shares,
          designations, relative voting rights, dividend rights, liquidation and other rights, preferences and limitations as may be fixed by the Board of  Directors  without  any  action by  shareholders,  subject to such limitations and  restrictions as may be set forth in these Articles of
          Incorporation or in the Bylaws of this corporation,  or in the laws of the State of Minnesota.

               (vi) To accept or reject  subscriptions  for  shares  made  after incorporation.

               (vii)  To  fix  the  terms,  conditions  and  provisions  of  and authorize  the issuance of options to purchase or subscribe for shares of any series including the option price or prices at which shares may be purchased or subscribed for.

          (b) The  determination  as to any of the following  matters made by or pursuant to the direction of the Board of Directors  consistent  with these
     Articles of Incorporation  and in the absence of willful  misfeasance,  bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive  and shall be binding upon the  corporation  and every holder of shares of its capital stock: namely, the amount of the assets, obligations, liabilities and expenses of the  corporation;  the amount of the net income of the  corporation  from  dividends  and  interest  for any period and the amount  of  assets  at any  time  legally  available  for  the  payment  of dividends;  the amount of paid-in surplus,  other surplus,  annual or other net  profits,  or net assets in excess of capital,  undivided  profits,  or excess of profits over losses on sales of securities;  the amount, purpose, time of creation,  increase or decrease,  alteration or cancellation of any reserves  or  charges  and  the  propriety  thereof  (whether  or  not  any obligation  or liability for which such reserves or charges shall have been created shall have been paid or discharged); the market value, or any sale, bid or asked price to be applied in  determining  the market value,  of any security  owned or held by the  corporation;  the fair  value of any  other asset  owned by the  corporation;  the number of shares of the  corporation issued or issuable;  any matter  relating to the  acquisition,  holding and disposition  of  securities  and other assets by the  corporation;  and any question as to whether any transaction constitutes a purchase of securities on margin,  a short sale of securities,  or an underwriting of the sale of, or  participation  in any  underwriting or selling group in connection with the public distribution of any securities.

          (c) The Board of Directors or the  shareholders of the corporation may adopt,  amend,  affirm or reject investment  policies and restrictions upon investment or the use of assets of the  corporation  and may designate some such policies as fundamental and not subject to change other than by a vote of a majority  of the  outstanding  voting  securities,  as such  phrase is defined in the Investment Company Act of 1940, as amended.

          (d) This  corporation  shall  indemnify such persons for such expenses and liabilities, in such manner, under such circumstances,  and to the full extent  permitted by Section  302A.521 of the  Minnesota  Statutes,  as now
     enacted   or   hereafter   amended,   provided,   however,   that  no  such
     indemnification may be made if it would be in violation of Section 17(h) of the Investment Company Act of 1940, as now enacted or hereafter amended.

          (e) Any  action  which  might be taken at a  meeting  of the  Board of
     Directors,  or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a majority of the  directors  or committee members; provided,  however, that the foregoing procedure may not be employed  with respect to the  approval of any  contract  subject to the provisions of Section 15 of the Investment Company Act of 1940, as amended.

                                   ARTICLE 7

          (a)   Notwithstanding   any  other  provision  of  these  Articles  of
     Incorporation, an affirmative vote of the holders of at least sixty-six and
     two-thirds   percent   (66-2/3%)  of  the  outstanding   Common  Stock  and
     outstanding  Preferred  Stock,  if any, then entitled to vote,  voting as a single  class,  shall be  required  to approve,  adopt or  authorize  (i) a conversion of the corporation from a "closed-end  investment company" to an
     "open-end  investment  company,"  as those  terms are  defined  in  Section
     5(a)(2) and 5(a)(1),  respectively,  of the Investment Company Act of 1940, as in effect  from  time to time,  (ii) a merger  or  consolidation  of the
     corporation   with  any   other   corporation   or  a   reorganization   or
     recapitalization,  (iii) a sale,  lease or transfer of all or substantially all of the assets of the  corporation  (other than in the regular course of
     the  corporation's  investment  activities),   or  (iv)  a  liquidation  or
     dissolution  of the  corporation,  unless such action has  previously  been approved,  adopted or authorized by the  affirmative  vote of two-thirds of the total number of directors fixed in accordance with the Bylaws, in which case the  affirmative  vote of the  holders of at least a  majority  of the outstanding  Common Stock and  outstanding  Preferred  Stock,  if any, then entitled to vote,  voting as a single class,  shall be required.  Except as may  otherwise  be required by law,  in the case of the  conversion  of the corporation from a closed-end  investment company to an open-end investment company, or in the case of any of the foregoing transactions constituting a plan of reorganization  (as such term is used in the Investment Company Act of 1940,  as  amended)  which  adversely  affects  the holders of shares of
     Preferred  Stock,  approval,  adoption  or  authorization  of the action in question will also require the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the shares of Preferred Stock voting as a separate class; provided, however, that such separate class vote shall be a majority  vote if the action in question has  previously  been  approved, adopted or  authorized by the  affirmative  vote of two-thirds of the total number of directors fixed in accordance with the Bylaws.

          (b) In  addition to the voting  requirements  imposed by law or by any other  provision of these  Articles of  Incorporation,  the  provisions set forth in this  Article 7 may not be  amended,  altered or  repealed  in any respect, nor may any provision inconsistent with this Article 7 be adopted, unless such action is approved by the affirmative vote of the holders of at least sixty-six and two-thirds  percent (66-2/3%) of the outstanding shares of Common Stock and  outstanding  shares of Preferred  Stock,  if any, then entitled  to vote,  voting as a single  class.  In the event the holders of shares of Common Stock or the holders of shares of Preferred  Stock, as the case may be, are  required by law to approve such an action by a class vote of such  holders,  such  action must be approved by the holders of at least sixty-six and  two-thirds  percent  (66-2/3%) of such holders or such lower percentage as may be required by law.

                                   ARTICLE 8

     The name and address of the first director, who shall serve until the first annual or special  meeting of shareholders or until his successor is elected and qualified, is:

                         Kenneth E. Dawkins
                         100 South Fifth Street, Suite 2200
                         Minneapolis, Minnesota   55402

                                   ARTICLE 9

     To the fullest extent permitted by the Minnesota Business  Corporation Act, as the same exists or may  hereafter  be amended  (except as  prohibited  by the
Investment  Company Act of 1940,  as  amended),  a director of this  corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as director.

                                   ARTICLE 10

     The name and address of the  incorporator,  who is a natural person of full age, are:

       Name                                               Address

Kathleen L. Prudhomme                          220 South Sixth Street
                                               Minneapolis, MN 55402-1498

     IN WITNESS WHEREOF,  the undersigned  sole  incorporator has executed these
Articles of Incorporation on December 29, 1992.

                                                   /s/ Kathleen L. Prudhomme
                                                   Kathleen L. Prudhomme